THE BANK OF
NEW YORK
 NEW YORK'S FIRST BANK - FOUNDED
1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS

November 24, 2004

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	Depositary Shares
evidenced by the
American Depositary
Receipts for Preferred
Shares, without par
value, of Acesita S.A.
(File No. 333-13594)



	***********************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus ("Prospectus") reflecting the change in the number of common shares represented by one American
Depositary Share (the "Ratio").

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for
Acesita S.A..

The Prospectus has been revised to
reflect the new Ratio, and has been
overstamped with:

"Effective November 16th, 2004,
the ratio has changed from each
American Depositary Share
representing 5000 Preferred
shares to each 2 two American
Depositary Shares representing
one Preferred Share."

Attached to this letter is a copy of a
letter from Acesita S.A. to The Bank of
New York requesting that the Ratio be
changed.

Please contact me with any questions or
comments at 212 815-3626.

//Arianna Ferreira-Foley
Name: Arianna Ferreira-Foley
Title:	Assistant Treasurer


Encl.